Exhibit 99.1

ETHZilla and Zippy Enter into Definitive Agreements with Plans to Tokenize Manufactured Home Loans On-Chain, ETHZilla Takes 15% Stake in Zippy

Latest strategic investment further advances ETHZilla’s real-world asset strategy, with plans to extend tokenization capabilities to manufactured housing finance

PALM BEACH, Fla., – Dec. 10, 2025 – ETHZilla Corporation (Nasdaq: ETHZ) (“ETHZilla” or the “Company”), a technology company bringing decentralized finance infrastructure to traditional finance, today announced the entry into several agreements with Zippy, Inc. (“Zippy”), a modern, institutionally ready digital lending platform with the goal of bringing manufactured home loans, a large mortgage market in the United States, on-chain as tokenized real-world assets (RWAs). Under the terms of the agreements, ETHZilla will acquire a 15% fully diluted ownership stake in Zippy for $5 million in cash and $14 million in shares of common stock payable to Zippy (subject to certain cash true-up rights) and $2.1 million in shares of common stock issuable to certain individual shareholders of Zippy.

“We believe that Zippy has built an institutional-grade lending and servicing platform with a modern data architecture that enables both large scale investor participation and efficient on-chain distribution, which is expected to help unlock access to the estimated $14 billion manufactured home financial services market1,” said McAndrew Rudisill, chairman and chief executive officer of ETHZilla. “This relationship is expected to give ETHZilla direct access to a new, large-scale real-world asset category and extend our tokenization capabilities into residential lending. We believe that manufactured homes represent an affordable housing solution, a compelling yield opportunity, and an ideal fit for our on-chain securitization framework. With this transaction, we plan to move our business model directly into the home-lending market, which we expect will position ETHZilla as a leading player in US on-chain home finance with only one significant competitor.”

“ETHZilla’s blockchain infrastructure gives Zippy the ability to turn its chattel assets into an accessible, technology-driven investment vehicle,” said Ben Halliday, co-founder and chief executive officer of Zippy. “By combining our community-focused lending platform with ETHZilla’s tokenization engine, we believe we can accelerate America’s most cost-effective housing option while opening access for investors to participate in a market that has been dominated by privately held companies for decades.”

Zippy was the first company to introduce modern digital infrastructure and AI-enabled systems to manufactured housing lending. The company originates secured loans backed by manufactured homes through a platform engineered for institutional scale, real-time data integrity, and transparent investor reporting. This foundation creates a superior experience for homebuyers and sellers, and can produce consistent, high-quality assets for investors.

Through its online platform, Zippy delivers a fast, simple, and transparent digital lending experience that directly connects homebuyers with home sellers, be it community partners, or now, traditional manufactured home retailers. Its contemporary data and automation stack was purpose-built to meet institutional standards for credit, reporting, and compliance while enabling efficient tokenized distribution.

[1]	Source: Mordor Intelligence “United States Manufactured Homes Market Size & Share Analysis - Growth Trends & Forecasts (2025 - 2030)” report

Zippy’s rules-based origination platform reduces costs to produce, accelerates closing timelines, expands access to credit, and improves risk and compliance accuracy. By streamlining the lending process and giving borrowers online access to affordable, market rate financing, Zippy is working to expand homeownership opportunities amid the ongoing US housing affordability crisis.

ETHZilla’s Investment Strategy in Tokenization Ecosystem

The transaction represents a further expansion of ETHZilla’s strategy to bring real-world assets, including auto loans, structured credit, equipment and real estate onto the Ethereum blockchain, through fully compliant, institutional-grade infrastructure. By integrating Zippy’s loan origination and servicing technology with ETHZilla’s tokenization stack, the companies aim to create a transparent, secured manufactured housing lending product accessible to investors. Zippy is expected to add a modern, institutionally built credit infrastructure layer to the ETHZilla ecosystem, expanding the platform’s ability to deliver scalable, high quality housing credit to investors.

ETHZilla’s prior investments in the parent company of Liquidity.io, Karus and now Zippy illustrate its mission to digitize real-world assets through regulated, AI-powered infrastructure.

●	Liquidity.io: A FINRA-regulated alternative trading system (ATS) for tokenized private credit and real assets; Institutional-grade infrastructure for tokenization and settlement on Ethereum Layer 2.

●	Karus: AI-driven risk forecasting and loan-level cash-flow analytics for structured auto credit.

●	Zippy: Dealer integrated manufactured home lending and servicing, creating the opportunity to offer high-quality RWA yield on platform.

This ecosystem has been structured to position ETHZilla and its partners to move entire asset classes on-chain — from auto and consumer credit to manufactured housing — with AI underwriting, programmable yield and transparent reporting.

Transaction Summary

ETHZilla acquired a 15% fully diluted ownership stake in Zippy (through the acquisition of Series B-3 Preferred shares) for $5 million in cash and $14 million in shares of common stock (subject to certain cash true-up rights) payable to Zippy and $2.1 million in shares of common stock issuable to certain individual shareholders of Zippy.

ETHZilla and Zippy have also agreed to aggregate manufactured home chattel loans for tokenization or securitization. For thirty-six months following the closing of the transaction, all blockchain infrastructure, digital asset issuance, and tokenization related to the operations of Zippy and its affiliates are required to be conducted exclusively using the Liquidity.io and Satschel, Inc. platforms. Institutional investors are expected to be able to purchase loans on a forward flow through the tokenization platform.

In connection with the transaction, ETHZilla will appoint a director to Zippy’s board of directors.

About ETHZilla

ETHZilla Corporation (Nasdaq: ETHZ) is a technology company in the decentralized finance (DeFi) industry. ETHZilla seeks to connect financial institutions, businesses and organizations worldwide by enabling secure, accessible blockchain transactions through Ethereum network protocol implementations. It generates recurring revenues through various DeFi protocols that improve Ethereum network integrity and security. ETHZilla believes it has the unique capability to bring traditional assets on-chain via tokenization. Through its proprietary protocol implementations, ETHZilla facilitates DeFi transactions and asset digitization across multiple Layer 2 Ethereum networks. ETHZilla is working to offer tokenization solutions, DeFi protocol integration, blockchain analytics, traditional-to-digital asset conversion gateways, and other decentralized finance services. To learn more, visit ETHZilla.com.

About Zippy

Zippy is one of the fastest growing home loan origination platforms in manufactured housing. Competing on superior service and an established tech moat, Zippy’s mission is to secure dominance in the market via technology driven disruption. Founded in 2021, Zippy builds technology that makes financing faster, more transparent, and more affordable. The company partners with institutional investors to bring capital to an underserved market and expand home ownership access for millions of Americans. Learn more at zippyMH.com.

Forward Looking Statements

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits of the relationship with Zippy, the benefits associated therewith, expectations with respect to future performance, and growth of the Company; the ability of the Company to execute its plans, undertake tokenization activities and achieve future performance.

Forward looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, and actual results may differ materially. Applicable risks and uncertainties include, among others, failure to realize the anticipated benefits of the transaction described herein and prior acquisitions; failure to realize the anticipated benefits of the Company’s previously disclosed stock repurchase program, previously announced private placements, sale of convertible notes, and related transactions, including the Company’s digital asset treasury strategy; the Company’s ability to achieve profitable operations; risks relating to the Company’s stock repurchases, the fact that common stock share repurchases may not be conducted in the timeframe or in the manner the Company expects; expectations regarding the capitalization, resources and ownership structure of the Company; the Company’s plans to continue to purchase ETH over time, the Company’s digital asset treasury strategy, the digital assets held by the Company, the Company’s current and anticipated yield strategies, including its participation in DeFi protocols and plans for tokenization of real world assets; fluctuations in the market price of ETH that will impact the Company’s accounting and financial reporting; government regulation of cryptocurrencies; the Company’s ability to repurchase shares of common stock, the timing thereof, purchase price thereof, and the fact that repurchases may not be undertaken under the stock repurchase program; changes in securities laws or regulations; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s outstanding convertible notes, including the Company’s ability to repay such notes, covenants associated therewith and dilution caused by the conversion thereof into common stock, and security interests associated therewith; risks relating to the Company’s OTC transactions, including the Company’s ability to repay such facilities, covenants associated therewith and security interests associated therewith, including security interests over certain of our cash and ETH; risks relating to the Company’s previously announced ATM offering, including potential downward pressure on the Company’s stock price associated therewith; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Ether and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, expectations with respect to future performance, growth and anticipated acquisitions; potential litigation involving the Company; global economic conditions; geopolitical events and regulatory changes; access to additional financing, and the potential lack of such financing; and the Company’s ability to raise funding in the future and the terms of such funding, including dilution caused thereby, as well as those risks and uncertainties identified and those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, as well as the supplemental risk factors and other information the Company has or may file with the SEC. Readers are cautioned not to place undue reliance on these statements. Investors should also be aware that under U.S. generally accepted accounting principles (GAAP), certain crypto assets must be measured at fair value, with changes recognized in net income for each reporting period. These fair value adjustments may cause significant fluctuations in the Company’s balance sheet and income statement from period-to-period. In addition, for certain crypto assets, including ETH, which the Company holds, impairment charges may be required to be reported in net income if the market price of such assets (including ETH) falls below the cost basis at which those assets are carried on the balance sheet. Readers are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update any forward-looking statements except as required by law. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Media and Investor Contact:

John Kristoff

SVP, Corporate Communications and IR
IR@ethzilla.com

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